nauticus robotics

FABRICATION AGREEMENT
Time & Materials Contract

COMPANY: Nauticus Robotics, Inc. (Nauticus)	CONTRACT NO: AQ001012022
ADDRESS: 17146 Feathercraft Ln, Suite 450 Webster,TX 77598 Attn: Reg Berka (281)-942-9069 e-mail: rberka@nauticusrobotics.com	Time & Materials: Expected 6 to 9 months per rate schedule (actual direct cost)

INTRODUCTION

This Fabrication Agreement ("Agreement"), effective January 17, 2022, is made between Nauticus Robotics, Inc. (hereinafter known as "Nauticus" or "Company"), and International Submarine Engineering Ltd. (hereinafter known as "ISE" or "Fabricator"). Nauticus to provide preliminary design of the Aquanaut system and supply all key components, sensors, manipulators, telemetry, pressure cans, cables, connectors, valve packs, cameras, lights, actuators, batteries, thrusters, etc. in reasonable time to not delay completion.

Nauticus may request ISE to aid in the procurement, fabrication and assembly of the above items based on drawings provided by Nauticus.

ISE will assist with the final assembly design of the overall system, specifically the center and aft section to meet the specification within the footprint specified. ISE will assist with agreed upon procurement and fabrication at its facilities in Port Coquitlam, British Columbia. ISE will provide assembly, component testing and pool testing of the three (3) fully functional and operating Aquanaut subsea vehicles ("ASVs"), in accordance with the terms and conditions set forth therein, and any document referenced herein ("Work").

TERMS AND CONDITIONS

1.0 TERM

The term of this Agreement shall commence upon the effective date above.

2.0 CONTRACT SUM

Company shall pay Fabricator the amounts in current funds for the Fabricator's performance of the Work ("Contract Sum"). The Contract Sum includes the reasonable and necessary cost to perform all Work necessary to provide complete, useable, fully-operational ASVs, as shown in the final approved drawings and specifications and reasonably inferable therefrom, whether or not all items of Work are explicitly shown on or included in the final drawings and specifications. The Contract Sum for this time and materials contract is based on actual materials cost (including Fabricator's suppliers' and subcontractors' costs) and the reasonable and necessary direct labor charged on the rate table as shown in Attachment II. The Contract Sum includes all applicable Canadian federal, provincial and local taxes and duties including, but not limited to, Canadian sales, use and value-added taxes, arising out of or relating to Fabricator's delivery of goods or services to Nauticus' designated location, and including Fabricator's performance of Work under this Agreement. Fabricator shall perform all Work in as efficient manner as possible to avoid rates in excess of 1.0 X the hourly rates set forth in Attachment II. Rates exceeding 1.0 X the hourly rates set forth in Attachment II must be authorized in advance in writing by Company. Given

the aggressive timeline, it is safe to assume OT will be required. ISE would like to have 8 hr reg + 3 hr @1.5 X per person (Monday – Friday) approved at this agreement level. Anything above that, Weekends, and STAT holidays will require email approval from the customer's Project Manager or delegate in advance. For the avoidance of doubt, Fabricator is not responsible or liable for any taxes, duties, or levies of any country, state, or local government or any other jurisdiction other than those imposed by Canadian governments or jurisdictions.

Fabricator shall retain a customs broker in British Columbia to provide import services for shipments from Company to Fabricator, including without limitation arranging and paying any requisite Canadian government taxes, duties, and charges on behalf of Fabricator and obtaining the release of goods from Canadian Government agencies and departments. All fees, charges, and disbursements of the Fabricator's customs broker (including without limitation all payments made to Canadian Government agencies and departments) shall be included in Fabricator's invoices and paid by Company.

Company shall retain a customs broker in the United States to provide import services for shipments from Fabricator to Company, including without limitation arranging and paying any requisite Canadian or United States government taxes, duties, and charges and obtaining the release of goods from Canadian and United States Government agencies and departments. Company shall pay for all fees, charges, and disbursements of the Company's customs broker (including without limitation all payments made to Canadian or United States Government agencies and departments).

3.0 DELIVERY/SCHEDULE

3.1 The ASVs and all Work under this Agreement shall be delivered in accordance with this Agreement, including as set forth in Attachment I. TIME IS OF THE ESSENCE WITH REGARD TO FABRICATOR'S OBLIGATIONS UNDER THIS AGREEMENT. The ASVs furnished under this Agreement shall be delivered FOB to Company's location. Nauticus shall pay for all packaging, delivery, carrier, and shipping costs. Delivery shall not be deemed complete until all ASVs and materials have been received and accepted by Nauticus, notwithstanding delivery to any carrier. Services shall be deemed delivered after they have been performed, received, and accepted by Nauticus. A timeline for completing acceptance will be specified in the Statement of Work. Fabricator is not responsible for any delays caused by supply chain issues (provided that Fabricator uses reasonable measures to mitigate any such delays) or the Customer.

3.2 Within thirty (30) days of receipt of a shipment of each ASV, Company shall have the opportunity to inspect the completed Work and may specify in writing to Fabricator any claims that the ASVs are not in compliance with the terms or specifications of this Agreement or Fabricator's warranties hereunder. In case of any defect in any of the ASVs so specified in writing, Fabricator shall (a) rework, repair or replace the defective Work, or (b) if the remedy described in (a) is not possible, issue a credit to Company for value of the defective ASV. Fabricator's obligation to rework, repair or replace defective Work does not include any defective item or material provided by Nauticus.

4.0 INVOICES

Fabricator shall submit invoices electronically to the Nauticus Project Manager (PM) shown in Section 6.0. In addition, invoices should be copied to aberka@nauticusrobotics.com and ap@nauticusrobotics.com. Submit invoices individually with only ONE invoice attached per email request (required supporting cost data should be provided with the invoice in a single PDF file). The subject line must be in the following format: Contract/PO No/Invoice No/Invoice Amount. Invoices shall be submitted to Nauticus in accordance with Article 4.0 and shall contain the following information as the billed-to name and address: Nauticus Robotics, Inc. 17146 Feathercraft Ln, Suite 450, Webster, TX. 77598; and Fabricator's name and remit-to address, quantities, description of item/work, unit prices and extended prices, and/or total cost. Invoices shall clearly reference a unique invoice number on each invoice and the date of the invoice. Invoices shall include, as applicable, the "Amount Previously Billed" and the "Amount of this Invoice." The Payment Terms on the invoice should reflect Net 30 days.

Invoices shall cover costs for a complete month (i.e. January 1 – January 31) and delivered to Nauticus by the 10th day of the following month. Invoices shall have complete time records for labor charges and receipts/bills/vendor invoices for any non-labor, materials cost. This supporting data shall be contained in

a single electronic file of PDF format. Supplier costs that are paid in advance can be included in the monthly invoice with the corresponding vendor bill for the advance payment as supporting documentation. If an advance payment is made without a vendor bill, the supporting documentation must include a copy of the PO, with proper notation of advance payment, and documentation of the advance payment (i.e. bank statement, electronic payment receipt, cancelled check).

5.0 PAYMENT

Payment terms are Net 30 Days after receipt of a proper invoice from Fabricator unless otherwise specified in this Agreement. Fabricator may select Automated Clearing House payments ("ACH funds transfer") as the means of payment. With regard to such ACH funds transfer, a payment from Nauticus to Fabricator shall be considered timely with respect to any payment due date if the ACH funds transfer is completed by the payment due date. Nauticus shall not be in breach of these terms and conditions, or suffer any loss of discount or other penalty, with respect to an ACH funds transfer that was initiated properly and timely by Nauticus, but its completion was delayed because of failure or delay by the ACH funds transfer system, the operation of an ACH funds transfer system rule which could not be anticipated by Nauticus, or rejection by the Fabricator's bank. Late payments will incur a late fee calculated as 10% per annum pro rated to the number of days late. Disputed amounts will be identified within 30 days of the Fabricator invoice and not subject to late fees.

5.1 SUPPORTING DOCUMENTATION

Fabricator shall submit invoices to Company for all Work within 10 days from the end of the month the Work was performed. Fabricator's invoice shall be accompanied by all supporting documentation necessary to enable Company to verify all amounts charged, including without limitation, payroll records (hours, employee name, employee classification, multiplier breakdown etc.) that account for total time worked under the Agreement; signed receipts for cash payroll; invoices (including all back-up details) for purchases, receiving and issuing documents, and all inventory records for Fabricator's stock or capital items; paid invoices, receipts, fees paid or received, and supplier and third-party charges; records of required licenses and permits, insurance, applicable safety and accident procedures; records relating to air freight and ground transportation, including but not limited to handling, hauling, and disposing of materials/equipment; accurate, auditable records of gifts, entertainment, and gratuities to individual Company personnel (Fabricator shall assist Company with respect to ensuring that all subcontractors and suppliers adhere to and comply with the above requirements). Company shall pay Fabricator at the rate stipulated in the Attachment II. Company shall pay all undisputed amounts to Fabricator within 30 days after receipt of Fabricator's invoice. If Company disputes any portion of an invoice received, Company will notify Fabricator of the item(s) disputed and payment of such item(s) may be withheld until such time as Company, in its sole determination, has received sufficient information to support payment of the disputed amount. Company may, in its sole discretion, pay disputed item(s) without waiver of its right to seek reimbursement at a later time. Payments to Fabricator may be withheld, in whole or in part, by Company if (a) Company reasonably determines that the withholding is necessary to protect Company from claims or losses due to Fabricator's failure to comply with the Agreement; (b) Fabricator fails to furnish proof satisfactory to Company that all bills for material and labor have been fully paid by Fabricator and its subcontractors; (c) the Work was not performed to the reasonable satisfaction of the Company; (d) goods, equipment, and facilities to which such payment relates are not reasonably satisfactory to Company; or (e) Fabricator has not provided proof that all liens and privileges of Fabricator's suppliers and subcontractors arising out of the Work have been fully released. Company may at its option apply any amounts due to Fabricator to the payment of any sums that Fabricator may owe to Company or to its subcontractors. Company may recover any overpayments made to Fabricator by mistake of law or fact. Interest shall not accrue (a) for charges disputed by Company, (b) with respect to any invoices that do not include sufficient support documentation or that are not timely submitted within said 10 day period, or (c) for any payment withheld by Company as provided in this Agreement. Notwithstanding anything contained in this Agreement to the contrary, Company shall have no responsibility or obligation for payment of any invoices received by Company more than 90 days following the last day of the calendar month in which the services were performed or related expenses incurred. Invoices for ISE proprietary parts will be invoiced as material sold to ISE for the project.

5.2 AUDIT

At any time before final payment under this Agreement, Nauticus may request audit of the invoices or vouchers and supporting documentation. Fabricator shall accommodate any such Nauticus request, but may request that Nauticus and Fabricator execute a non-disclosure agreement to provide for the confidentiality of the information that is exchanged. Any physical audit to be done at ISE.

5.3 CLOSEOUT

At the completion of the Work under this Agreement, a completion invoice bearing the statement "COMPLETION INVOICE" is to be sent by Fabricator to Nauticus within 60 days of completion of the Work.

Nauticus may unilaterally close-out this Agreement if the Fabricator fails to submit close-out documentation requested by Nauticus or submit the COMPLETION INVOICE.

5.4 RETENTION OF RECORDS

Unless a longer period is specified in this Agreement or by law or regulation, Fabricator shall provide Nauticus access to such records for a period of 3 years at no additional cost upon request.

6.0 CONTRACT PROJECT MANAGER (PM), TECHNICAL, AND PROJECT REPRESENTATIVES

The following authorized representatives are hereby designated for this Agreement:

FABRICATOR: TECHNICAL:		**NAUTICUS:** TECHNICAL:	Jide Akinyode
PHONE:		PHONE	281-942-9069
EMAIL:		EMAIL:	jakinyode@nauticusrobotics.com
CONTRACT:		CONTRACT:	Reg Berka
PHONE:		PHONE:	281-942-9069
EMAIL:		EMAIL:	rberka@nauticusrobotics.com
PROJ MGR:		PROJ MGR:	Jide Akinyode
PHONE		PHONE	281-942-9069
EMAIL:		EMAIL:	jakinyode@nauticusrobotics.com

Only the Nauticus Contract Representative has the authority on behalf of Nauticus to make changes to this Agreement, which can be done only in a writing signed by the Nauticus Contract Representative. Either party may change its Technical or Project representative at any time, provided prompt notice is provided to the other party. All notices or other written communication required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed to have been given by the notifying party if delivered by hand, facsimile (with confirmed receipt), electronic media (with confirmed receipt) or mailed by an overnight delivery service, to the receiving party's above-identified contractual representative. The PM is the individual to provide technical and programmatic oversight and management of the Fabricator, to provide an independent assessment of the Fabricator's performance, and to identify, escalate, and resolve Fabricator performance issues.

7.0 WARRANTY

Fabricator expressly warrants that all Work provided under this Agreement shall be good quality, new, merchantable, free from defects in material and workmanship, of the highest quality, shall conform to all

applicable specifications and appropriate standards, and does not and will not give rise to any infringement or misappropriation of any privacy, publicity, patent, copyright, trade secret, trademark or other intellectual property right of any third party. Fabricator warrants that any services provided under this Agreement shall be performed in accordance with the specifications and instructions of Nauticus, and with that degree of skill and judgment exercised by recognized professional firms performing same or similar services. Fabricator shall extend all warranties it receives from its vendors to Nauticus and to Nauticus' customers to whatever extent Fabricator can legally do so. Fabricator shall provide Nauticus with its Standard Warranty of one year commencing from delivery to FOB site. Fabricator makes no warranties or representations other than those expressly set forth in this Agreement and Nauticus waives any warranties implied under applicable law. Fabricator's warranties do not apply to third-party components and items (including software) provided, designed, or specifically required by Nauticus.

8.0 INSPECTION

All goods furnished and services performed pursuant hereto shall be subject to inspection and test by Nauticus at all reasonable times and places, during the Agreement term, and notwithstanding the terms of delivery or payment or that title has not yet passed to Nauticus or its customers, and in any event, prior to Final Acceptance as that term will be defined in the Statement of Work and Schedule to be attached to this Agreement as Attachment 1. No inspection made, or failure to make any inspection, prior to Final Acceptance shall relieve Fabricator from responsibility for defects or other failure to meet the requirements of this Agreement. In the event that goods furnished or services supplied are not in accordance with the Statement of Work and Schedule or other requirements, Nauticus may require Fabricator to promptly correct, repair or replace the goods or services. Fabricator is not responsible for any delays caused by Nauticus' or its customers' inspection.

9.0 INSURANCE

Without prejudice to Fabricator's liability to indemnify Nauticus as stated in any Indemnification provision contained in this Agreement, Fabricator shall procure at its expense and maintain for the duration of this Agreement, and ensure that any of its subcontractors used in connection with this Agreement procure and maintain, the insurance policies required below.

a. **Commercial General Liability:** Coverage for third party bodily injury and property damage, including products and completed operations, contractual liability, and independent contractor's liability with limits not less than $5,000,000 per occurrence and $5,000,000 in the aggregate. Such policy(ies) shall be endorsed to name Nauticus Robotics, Inc., its directors, officers and employees, and Nauticus' customer where required by Nauticus, as Additional Insureds.

b. **Professional Liability / Errors and Omissions:** Fabricator is performing professional services, therefore, Fabricator shall maintain coverage for liabilities, punitive damages, and claim expenses arising from errors, omissions, or negligent acts in rendering or failing to render professional services, computer or information technology services and in the provisioning of products in the performance of this Agreement, including the failure of products to perform the intended function or serve the intended purposes, with limits not less than $5,000,000. Coverage for violation of software copyright is to be included. Services to be insured include but are not limited: (1) systems analysis; (2) systems programming; (3) data processing; (4) systems integration; (5) outsourcing, including outsourcing development and design; (6) system design, consulting, development and modification; (7) training services relating to computer software or hardware; (8) management, repair and maintenance of computer products, networks and systems; (9) marketing, selling, servicing, distributing, installing and maintaining computer hardware or software; and (10) data entry, modification,verification, maintenance, storage, retrieval or preparation of data output, and any other technology related services provided by the Fabricator.

c. **Network Security/Privacy and Privacy Notification Costs (Cyber) Insurance:** If Fabricator is providing services that provide or include direct access to Company's or Company's Client's information technology systems or holding sensitive information of Company or Company's Client, then the above Technology Errors & Omissions insurance shall also include: Network Security /Privacy and

PrivacyNotification Costs (Cyber) Insurance: Coverage for loss, disclosure and theft of data in any form; media and content rightsinfringement and liability, including but not limited to, software copyright infringement; network security failure, including but not limited to, denial of service attacks and transmission of malicious code. Coverage shall include data breach regulatory fines and penalties, the cost of notifying individuals of a security or data breach, the cost of credit monitoring services and any other causally- related crisis management expense for up to one (1) year with limits not less than $5,000,000. Coverage shall contain severability for the insured organization for any intentional act exclusions.

Additionally, such policy(ies) required in (b) and (c) above shall cover consequential or vicarious liability (e.g. claims brought against Company or its Affiliated Companies and their respective directors, officers, and employees due to the wrongful acts and failures committed by Fabricator) and direct losses (e.g. claims made by Nauticus and its Affiliated Companies and their respective directors, officers, and employees against Fabricator for financial loss due to Fabricator's wrongful acts or failures). And, such policy(ies) shall also have the "Insured versus Insured" exclusion amended to allow an "Additional Insured" to bring a claim against the Named Insured. If the insurance required in (b) and/or (c) above are provided on a claims-made basis, then it must be maintained for a period of four (4) years after acceptance of the deliverables and/or services provided in connection with this Agreement.

The Additional Insured coverages above shall be primary and non-contributing with respect to any other insurance that may be maintained by Nauticus and notwithstanding any provision contained herein, the Fabricator, and its employees, agents, representatives, consultants, contractors and suppliers, are not insured by Nauticus, and are not covered under any policy of insurance that Nauticus has obtained or has in place.

Any self-insured retentions, deductibles and exclusions in coverage in the policies required under this Article shall be assumed by, for the account of, and at the sole risk of Fabricator. In no event shall the liability of Fabricator or any Fabricators be limited to the extent of any of insurance or the minimum limits required herein.

Prior to commencement of any work, and within 15 days of any policy renewal that occurs while any Work is on-going under this Agreement, Fabricator shall provide Nauticus evidence of the insurance coverage required above, including evidence of additional insured status. Failure of Company to demand such evidence or to identify any deficiency in the insurance provided shall not be construed as or deemed to be a waiver of Fabricator's, or its contractors', obligations to maintain the above insurance coverages.

10.0 NAUTICUS FURNISHED ITEMS AND INTELLECTUAL PROPERTY

10.1 All items furnished, loaned or bailed by Nauticus hereunder, or purchased, or otherwise acquired by Fabricator for the performance of this Agreement and specifically charged to and paid by Nauticus (collectively, the "Items"), are the property of Nauticus.

10.2 Company and Fabricator acknowledge that during the course of, and as a result of, the performance of the Work by Fabricator for Company, Fabricator or its subcontractors or sub-subcontractors may create or have created certain written materials such as plans, drawings, specifications, books and records, computer files, or other tangible manifestations of Fabricator's efforts related to the Work and ASVs (hereinafter individually or collectively referred to as "Work Product"). Work Product prepared by Fabricator or its subcontractors or sub-subcontractors shall be "works made for hire," and all rights, title and interest to the Work Product, including any and all copyrights in the Work Product, shall be owned by Company when the applicable Work is paid for by Company irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Fabricator, a subcontractor, sub-subcontractor or any other person. If, for any reason, any part of or all of the Work Product is not considered a work made for hire for Company or if ownership of all right, title and interest in the Work Product shall not otherwise vest in Company, then Fabricator agrees that such ownership and copyrights in the Work Product, whether or not such Work Product is fully or partially complete, shall be automatically assigned from Fabricator to Owner without further consideration, and Company shall thereafter own all right, title and interest in the Work Product, including all copyright

interests. However, Fabricator's Background Intellectual Property (as defined below) that is included in the Work or used to create or operate the Work shall continue to be owned by Fabricator, and Fabricator shall continue to own all copyrights and other rights in the Fabricator's software that is included in the Work or used to create or operate such Work; provided that with respect to such Fabricator's Background Intellectual Property and subcontractor's Background Intellectual Property that is included in the Work or used to create or operate the Work, Fabricator hereby grants Company an irrevocable, perpetual and royalty-free license (including with right to assign its rights without consent to any purchaser of an interest in all or part of the Work or Company's assets) to use, modify and copy such Fabricator's Background Intellectual Property and subcontractor's Background Intellectual Property solely for the fabrication and operation of ASVs (the "ISE License"). All subcontracts and sub-subcontractors shall contain provisions consistent with this section 10.2.

10.3 All information, documentation and other sources of intellectual property provided by Company shall remain the property of Company and Fabricator hereby waives and releases any claim to ownership, license, or rights to Company's intellectual property and the Work Product (subject however to the ISE License).

10.4 "Background Intellectual Property" means property and the legal right therein of either or both parties developed before or independent of this Agreement including inventions, patent applications, patents, copyrights, trademarks, mask works, trade secrets and any information embodying proprietary data such as technical data and computer software. Both parties agree to provide the Background Intellectual Property necessary to complete the Work. Both parties shall retain all rights to their respective Background Intellectual Property provided for this purpose. Neither party shall assume any rights in the other party's Background Intellectual Property provided for this project other than the right to use such Background Intellectual Property to perform the Work and for use in the ASV's. Any conflict between any other provision of this Agreement and this section 10.4 shall be controlled by this section 10.4; provided that the granting of the ISE License as set forth in section 10.2 shall control.

11.0 MONTHLY REPORTING

Fabricator shall provide a Monthly Progress Report no later than ten (10) days after the end of each month, which shall be submitted with the invoice for such month, and the Monthly Progress Report shall cover activities up through the end of the previous month. Fabricator shall provide Company with information related to the total costs spent on the Work broken into categories as approved by Company, costs spent in the most recent month, estimated costs to complete the ASVs, scheduled activities for the next month, schedule delays, if any, estimated completion of each ASV, and any other relevant information as requested by Company.

12.0 INDEMNITY

FABRICATOR SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS THE COMPANY, ALL SUBSIDIARY OR PARENT COMPANIES OF COMPANY, COMPANY REPRESENTATIVES, AGENTS, ENGINEERS, AND ALL OF THE FOREGOING PARTIES' EMPLOYEES, PARTNERS, MEMBERS, STOCKHOLDERS, OFFICERS AND DIRECTORS AND THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "COMPANY PARTIES", AND EACH A "COMPANY PARTY") FROM AND AGAINST ANY CLAIMS, DEMANDS, DEBTS, CAUSES OF ACTION, LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES, INCLUDING ACTUAL ATTORNEYS' FEES, AWARDS, COURT COSTS, PENALTIES, FINES OR JUDGMENTS (COLLECTIVELY, "CLAIMS"), RESULTING FROM OR ARISING OR ALLEGED TO HAVE ARISEN OUT OF: (1) BODILY INJURY OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY, INCLUDING LOSS OF USE OF SUCH PROPERTY, ARISING OUT OF THIS AGREEMENT OR FABRICATOR'S PERFORMANCE OF THE WORK OR OTHER ACTIVITIES OF FABRICATOR, BUT ONLY TO THE EXTENT CAUSED IN WHOLE OR IN PART BY ANY FAULT, NEGLIGENT ACT OR OMISSION OF THE FABRICATOR, ANY OF ITS SUBCONTRACTORS, ANY OF THEIR SUB-SUBCONTRACTORS OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY ANY OF THE FOREGOING PARTIES OR ANYONE FOR WHOSE ACTS

SUCH PARTIES MAY BE LIABLE; (2) ACTUAL OR ALLEGED FAILURE OF FABRICATOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS OR SAFETY REQUIREMENTS UNDER THIS AGREEMENT; (3) ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY, OR ANY IMPROPER USE OF CONFIDENTIAL INFORMATION OR OTHER PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO FABRICATOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR IN CONNECTION WITH THE WORK; (4) ACTUAL OR ALLEGED CONTAMINATION OR POLLUTION ARISING OUT OF ACTS OR OMISSIONS OF FABRICATOR'S OR ANY SUBCONTRACTOR'S OR SUB-SUBCONTRACTOR'S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS; (5) FAILURE OF FABRICATOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THE RESPECTIVE SUBCONTRACT; OR (6) ANY AND ALL LIENS, STOP NOTICES AND CHARGES OF EVERY TYPE, NATURE, KIND OR DESCRIPTION WHICH MAY AT ANY TIME BE RECORDED AGAINST THE WORK, OR ANY PORTION THEREOF, AS A CONSEQUENCE OF ACTS OR OMISSIONS OF THE FABRICATOR, THE FABRICATOR'S AGENTS, SERVANTS, EMPLOYEES, SUBCONTRACTORS, SUB-SUBCONTRACTORS OR ANY OR ALL OF THEM.

13.0 INDEPENDENT CONTRACTOR

Fabricator is an independent contractor in all respects with regard to this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, agency, or other relationship with Nauticus other than that of independent contractor and customer. Fabricator shall be responsible for compliance with all laws applicable to its employees, including, but not limited to, payment of wages, overtime, social security contributions, worker's compensation, and all other employment, labor, or benefits related laws. Fabricator personnel performing work under this Agreement shall not for any purpose be considered employees or agents of Nauticus nor do Fabricator or Fabricator's personnel have any rights under any benefit plans of Nauticus.

14.0 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, USA, excluding its conflict of laws principles. The parties irrevocably agree that venue for all disputes and litigation under this Agreement shall be in either the federal or state courts located in Houston, Harris County, Texas and hereby irrevocably and unconditionally waive any defense of an improper venue or inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding and any right of jurisdiction on account of the place of residence or domicile of any party thereto. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party, in addition to all other damages allowed by law, all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

14.1 Notwithstanding any other provision of this Agreement, neither Fabricator nor the Company shall be liable to the other under this Agreement or any cause of action related to the subject matter of this Agreement for loss of profits, loss of business, loss of revenue, loss of use, loss of opportunity, loss of goodwill, business interruption, or any other indirect or consequential damages or loss arising out of this Agreement; provided that the limitation of liability set forth in this section 14.1 shall not apply: (i) to Fabricator's indemnification obligations under this Agreement for Third Party Claims (as defined below); (ii) to any consequential or indirect damages that are covered by any insurance required to be obtained and maintained by Fabricator; or (iii) to a breach of any confidentiality obligations pursuant to section 19. "Third Party Claims" means claims made by a Person that is not a Company Party. "Person" has the meaning given in Tex. Gov't Code § 311.005.

14.2 FABRICATOR'S LIABILITY SHALL NOT EXCEED IN THE AGGREGATE THE TOTAL AMOUNT PAID BY THE COMPANY UNDER THIS AGREEMENT; PROVIDED THAT

NOTWITHSTANDING THE FOREGOING, THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 14.2 SHALL NOT APPLY (I) TO FABRICATOR'S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT FOR THIRD PARTY CLAIMS; (II) TO FABRICATOR'S OBLIGATIONS UNDER SECTION 19 OR (III) IN THE EVENT OF FABRICATOR'S FRAUD, WILLFUL MISCONDUCT (INCLUDING THE WILLFUL REFUSAL TO PERFORM THE WORK, WILLFUL DELAY IN PERFORMING THE WORK OR ABANDONMENT OF THE WORK) OR GROSS NEGLIGENCE. FABRICATOR'S LIABILITY SHALL BE REDUCED BY ANY TAX BENEFITS ACTUALLY REALIZED BY A COMPANY PARTY IN RESPECT OF THE CLAIM, AND BY ANY INSURANCE PROCEEDS AND ANY INDEMNITY, CONTRIBUTION, OR OTHER SIMILAR PAYMENT ACTUALLY RECEIVED BY A COMPANY PARTY IN RESPECT OF THE CLAIM LESS REASONABLE COSTS INCURRED BY A COMPANY PARTY FOR SUCH RECEIPT. FABRICATOR SHALL NOT BE LIABLE FOR CLAIMS IN RESPECT OF THIRD-PARTY COMPONENTS AND ITEMS (INCLUDING SOFTWARE) PROVIDED, DESIGNED, OR SPECIFICALLY REQUIRED BY COMPANY.

15.0 COMPLIANCE WITH LAW

Fabricator agrees to comply with, and the Work shall be performed in accordance with, the applicable provisions of any Canadian federal, provincial or local law or ordinance and all orders, rules and regulations issued thereunder.

16.0 EXPORT CONTROL COMPLIANCE

Fabricator shall comply with all applicable U.S. export laws and regulations, including International Traffic in Arms Regulations ("ITAR") and the Export Administration Regulations ("EAR") (the ISE Export Contractor costs will be invoiced as material).

17.0 TERMINATION FOR CONVENIENCE

Nauticus shall have the right to terminate this Agreement, in whole or in part, at any time, without cause, by providing seven days' prior written notice to Fabricator. Upon such termination for convenience, Fabricator shall be entitled, and Company shall be liable solely for (a) all Work performed up to the date of termination, and (b) all costs payable to Fabricator's subcontractors and suppliers. Without limiting the preceding sentence, Fabricator shall ensure that all subcontracts and sub-subcontracts shall contain identical termination for convenience provisions for the protection of Nauticus. Fabricator shall settle all outstanding liabilities and terminate all outstanding subcontracts and supply contracts, and the costs thereof shall be paid by Nauticus. Nauticus shall in no event be liable or responsible to pay Fabricator, or any subcontractor or sub-subcontractor, for any lost profits, consequential damages or any wages for Work not performed.

18.0 NON-WAIVER OF RIGHTS

The failure of either party to insist upon strict performance of any of the terms and conditions in the Agreement, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this Agreement shall not affect the validity of other parts hereof.

19.0 CONFIDENTIAL OBLIGATIONS

The parties agree to abide by the confidential and nondisclosure obligations set forth the Mutual Confidential Disclosure Agreement executed by the parties and dated January 3, 2022 ("Nondisclosure Agreement"). The parties agree that the terms set forth in the Nondisclosure Agreement are hereby incorporated herein as if set forth in full.

20.0 ASSIGNMENT

Fabricator may not assign or delegate its rights and obligations hereunder without the Company's prior written consent. However, ownership of at least a majority shareholding interest in Fabricator or ownership of substantially all of Fabricator's assets, may be transferred without the Company's consent to

a third party if the third party assumes ownership expressly subject to all of the rights and obligations of Fabricator in this Agreement. Any purported assignment, sale, transfer, delegation or other disposition of such rights or obligations by Fabricator, except as permitted herein, shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

21.0 ORDER OF PRECEDENCE

This Agreement and all of the exhibits, schedules and documents attached hereto are intended to be read and construed in harmony with each other, but in the event of an inconsistency or conflict between provisions of this Agreement, the inconsistency or conflict shall be resolved by giving precedence in the following order:

This Agreement

Attachment I: Statement of Work and Schedule – Aquanaut Project, as it is agreed to from time to time by Company and Fabricator

22.0 NO THIRD-PARTY BENEFICIARIES

The terms and provisions of this Agreement are intended solely for the benefit of each party and their respective successors and permitted assigns, and the parties do not confer third party beneficiary rights upon any other entity or person.

23.0 HEADINGS

The headings in this agreement are for convenience only and will not affect the interpretation of this agreement.

24.0 EXECUTION

This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.

25.0 ENTIRE AGREEMENT

The parties agree that this Agreement and the Nondisclosure Agreement shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof. The Introduction paragraphs on page 1 are an integral part of this Agreement.

By Fabricator's signature of this Agreement, Fabricator also certifies that the organization or any of its Principals are not presentlydebarred, suspended, proposed for debarment or declared ineligible for the award of contracts by any Federal agency. In the event the Fabricator is proposed or debarred by any Federal agency during the performance term of this Agreement, Fabricator shall notify the Nauticus contractual representative immediately in writing.

26.0 SURVIVAL

The provisions of Sections 7, 9, 10, 12, 14 and 19 shall survive any termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

INTERNATIONAL SUBMARINE ENGINEERING LTD.:

DocuSigned by:
Lara Smith
0F4B0CD015A144E...
(Signature)

Name: Lara Smith

Title: Chief Executive Officer

Date: 1/31/2022

NAUTICUS ROBOTICS, INC.

DocuSigned by:
Reginald B. Berka
866D8E796D944F4...
(Signature)

Name: Reginald B. Berka, Ph.D

Title: Chief Operating Officer

Date: January 31, 2022

nauticus robotics

ATTACHMENT 1 – STATEMENT OF WORK

The Statement of Work and Schedule – Aquanaut Project: as it is agreed to from time to time by Company and Fabricator.

nauticus robotics

ATTACHMENT II

International Submarine Engineering Ltd.

1734 Broadway Street, Port Coquitlam, BC, V3C 2M8
Canada Tel: +1 604-942-5223 Fax: +1 604-942-7577
www.ise.bc.ca info@ise.bc.ca

	Onsite		Offsite			
	Hourly		Hourly		Daily (12 hours)	
1. Rates	CAD	USD	CAD	USD	CAD	USD
Senior Engineer / Senior Specialist	[redacted]					
Engineer / Specialist	[redacted]					
Technologist / Technician / Designer / QC/QA	[redacted]					
Purchasing / Administration	[redacted]					

Onsite rate applies to work at International Submarine Engineering Ltd.'s facility in Port Coquitlam, BC and onboard the *Researcher* in Indian Arm, BC only.

Above rates are valid for weekdays (excluding Canadian statutory holidays) only. Hourly rates shown are for first 8 hours at straight time only. Refer to Items 2-5 below.

1. Travel Days

Door to door charge at hourly rates

2. Week Days

First 8 hours at hourly rates

Overtime will be at 1.5 times the hourly rate after 8 hours

3. Weekends

8 hours minimum charge

Overtime rate of 1.5 times the hourly rate applies to all Weekend time

4. Weekend Standby Days

8 hours charged at hourly rates

5. Travel

All out of pocket meals and incidentals will be based on the Treasury Board of Canada Secretarial - National Joint Council (NJC) rates that are in effect during the dates of the travel

[redacted]

6. Offshore Days

Additional 15% will be applied to offshore days which include an overnight stay onboard

Standby days do not apply offshore

7. Materials

[redacted]

RATES IN EFFECT 01 DEC 2021 - completion of agreement

RATES SUBJECT TO CHANGE IN THE EVENT OF CURRENCY FLUCTUATIONS OF 10% OR GREATER PLEASE CONTACT YOUR PROJECT MANAGER DIRECTLY FOR RATES AFTER THIS DATE

SR211201